                                                                   EXHIBIT 10.18

                                                                  EXECUTION COPY

                         AGREEMENT OF SALE AND PURCHASE

                          FOOTSTAR CORPORATION (SELLER)

                                        &

                      ADS LOGISTICS SERVICES - GAFFNEY LLC

                                     (BUYER)

CONTENTS                                                                              PAGE
1.       Agreement to Sell and Purchase.........................................        1

2.       Purchase Price.........................................................        1

3.       Bankruptcy Court Approval..............................................        2

4.       Closing................................................................        3

5.       Condition of Title.....................................................        3

6.       Purchase of Bonds......................................................        3

7.       Representations and Warranties.........................................        4

8.       Conditions of Buyer's Obligations......................................        5

9.       Examination Period.....................................................        6

10.      Possession.............................................................        6

11.      Apportionments; Taxes..................................................        7

12.      Risk of Loss...........................................................        7

13.      Operation of the Property Prior to Closing.............................        7

14.      Notice.................................................................        7

15.      "As Is" and Release....................................................        8

16.      Miscellaneous..........................................................       10

EXHIBITS:

"A" - LEGAL DESCRIPTION (THE "LAND")

"B" - ASSIGNMENT AND TRANSFER OF LEASE

"C" - LEASE

"D" - NONFOREIGN PERSON CERTIFICATION

                         AGREEMENT OF SALE AND PURCHASE

      THIS AGREEMENT OF SALE AND PURCHASE (the "Agreement") is made as of the this 16th day of August, 2004, between FOOTSTAR CORPORATION, a Texas corporation having an address at 1 Crosfield Avenue, West Nyack, NY 10994 ("Seller") AND ADS LOGISTICS SERVICES - GAFFNEY LLC, a limited liability company organized and existing under the laws of the State of Delaware, having an address at 250 Carter Drive, Edison, NJ 08817 ("Buyer"). This Agreement is to be effective (the "Effective Date") as of the date this Agreement is finally approved by the United States Bankruptcy Court for the Southern District of New York, (the "Bankruptcy Court").

      In consideration of the covenants and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. AGREEMENT TO SELL AND PURCHASE. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms and conditions of this Agreement and the approval of the Bankruptcy Court, all rights and privileges in that certain lease by and between Seller and Cherokee County, South Carolina dated September 1, 1995 and the Assignment of Lease from Melville Corporation to Footstar Corporation dated December 29, 1995 (collectively the "Lease"), including specifically the option to purchase contained in Article X of the Lease of those certain tracts or parcels of land, consisting of approximately 67.78 acres, located in Cherokee County, South Carolina, as more fully described as Tract 1 in the legal description attached hereto as Exhibit "A", together with a distribution/manufacturing building consisting of 540,000 square feet on the Land (the "Building") and together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of or abutting or adjoining such tract or piece of land and any easements and appurtenances pertaining thereto and all furniture, fixtures and equipment located on the Land or in the Building, including, without limitation, all office equipment, computer hardware and related software, including related control systems for the equipment, to the extent assignable under applicable law, but excluding the warehouse management system (collectively the "FF&E"). Additionally, the Seller agrees to sell and the Buyer agrees to buy that certain tract or parcel of land, consisting of approximately 9.687 acres, located in Cherokee County, South Carolina, as more fully described as Tract 2 in the legal description attached hereto as Exhibit "A". Tract 1 and Tract 2 of Exhibit "A" are hereinafter known as the "Land". The Lease, together with the Land, Building and FF&E being collectively hereinafter known as the "Property".

      2. PURCHASE PRICE.

            The purchase price for the Property shall be Fifteen Million One Hundred Ten Thousand Dollars ($15,110,000) (the "Purchase Price"). $242,250.00 of the Purchase Price is hereby allocated to Tract 2 of the Land. Seller acknowledges confirmation of receipt of a down payment in the amount of Seven Hundred Fifty-Five Thousand Five Hundred Dollars ($755,500.00) by Land America/Lawyers Title Insurance Company (the "Deposit"). The Deposit shall be held in escrow and shall be applied against the Purchase Price or otherwise disbursed as provided herein. The balance of the Purchase Price shall be paid at closing in cash or immediately available funds.

      3. BANKRUPTCY COURT APPROVAL.

      (a) Buyer and Seller acknowledge that their respective obligations to consummate the purchase and sale of the Property shall be contingent upon the entry of an order by the Bankruptcy Court approving the sale of the Property to Buyer by Seller, which order shall be in form reasonably satisfactory to Buyer (the "Sale Order"). Seller agrees to provide Buyer with a draft of the proposed Sale Order prior to the filing of same and to keep Buyer advised in advance of the dates and times of the various Bankruptcy Court hearings to the extent they relate to this Agreement.

      (b) Seller covenants and agrees to use its reasonable efforts to obtain approval of this Agreement by the Bankruptcy Court. Buyer acknowledges that this Agreement shall be subject to higher and better offers at an auction sale (the "Auction Sale"). In this regard, to the extent Buyer does not submit the highest or otherwise best bid at the Auction Sale, Seller shall pay to Buyer a break-up fee in the amount of Four Hundred Fifty Three Thousand Three Hundred Dollars ($453,300) (the "Break-Up Fee"). The Break-Up Fee shall be payable to Buyer in the event the Property is sold to a third party other than the Buyer.

      (c) On or about September 14, 2004, the Seller shall conduct an auction for the sale of the Property pursuant to the order, dated April 5, 2004, of the United States Bankruptcy Court for the Southern District of New York authorizing, among other things, bidding procedures in connection with the sale of the Debtors' Athletic Business assets. In consideration for Buyer having expended considerable time and expense in connection with this Agreement and the negotiation thereof and the identification and quantification of assets of Seller, Seller shall pay Buyer the Break-Up Fee, which amount includes Buyer's documented reasonable out-of pocket expenses. The Break-Up Fee shall be payable to Buyer on the third Business Day following the date of consummation of a Competing Bid if no material breach by Buyer of this Agreement has occurred. Seller agrees that the Break-Up Fee constitutes administrative priority claims against Seller's estate under Sections 503(b) and 507(a)(1) of the Bankruptcy Code.

      (d) The Sale Order shall (i) confirm that the Lease consists of the documents set forth in Exhibit "B" hereto and is in full force and effect and that there are no defaults which entitle the landlord to terminate the Lease which will not be cured in connection with the assumption and assignment of the Lease; (ii) the sale of the Property shall be free and clear of any and all liens, Lis Pendens, notices of pendency of any actions, claims and encumbrances, with same, if any, attaching to the proceeds of sale; (iii) find that Buyer is a good faith purchaser entitled to the protections of 11 U.S.C. Section 363(m);
(iv) find that all of the requirements of 11 U.S.C. Sections 363 and 365 have been met; (v) provide that Seller is authorized and directed to assume the Lease and assign it to Buyer; (vi) otherwise permit the assumption and assignment of the Lease and the sale of the Property as contemplated hereunder; (vii) provide that it is Seller's responsibility for the payment of any and all cure amounts ("Cure Amounts") necessary to be paid under the Lease as required by 11 U.S.C. Section 365 which are due and owing prior to the date of Closing (including all rent, additional rent, percentage rent, taxes, insurance, etc.); (viii) provide that the Cure Amounts are the obligations of Seller; (ix) provide that any and all undisputed Cure Amounts shall have been paid by Seller prior to the Closing; (x) after the Closing, no entity shall have any claims against the Buyer or the Property with respect to the Property for the period prior to the Closing, except for any amounts apportioned pursuant to Section 10 of this Agreement; (xi) Buyer is not obligated to hire any of Seller's employees; and (xii) Buyer shall not be liable for any agreements relating to services or personal property at the Property not specifically assumed and assigned by Seller with the advanced knowledge and consent of Buyer.

      4. CLOSING. Closing shall be held within five (5) days of entry of the Sale Order, provided, however, if the Sale Order is subject to a stay, then closing shall take place within five (5) days after such stay is lifted (the "Closing"). The Closing shall take place at a time and place mutually agreeable to Buyer and Seller, provided, however, Buyer shall be permitted to determine on which of the five (5) days the Closing shall occur.

      5. CONDITION OF TITLE. During the Inspection Period, Buyer shall review the title commitment provided by Seller and the survey update to be obtained by Buyer at Buyer's cost and advise Seller of any objections to title (collectively, "Title Objections"). Within 5 days after receipt of such notice of the Title Objections, Seller shall advise Buyer whether Seller shall cure any of such objections and, if so, Seller shall cure such objections at or prior to Closing. If Seller does not elect to cure (or does not in fact cure) all Title Objections, then Buyer may, within two (2) business days after receipt of Seller's notice, (or at or prior to Closing if Seller does not, in fact, cure) terminate this Agreement and receive a refund of the Deposit and all interest thereon. All title encumbrances shown on such title commitment which are not Title Objections shall constitute Permitted Encumbrances and Buyer shall accept title to the Property subject thereto. In the event that any other encumbrances or liens are shown on an update of the title at or before Closing, Buyer shall have the right to object thereto and, if Seller does not cure such objections, Buyer shall have the option to (a) close, notwithstanding such encumbrances or
(b) terminate this Agreement and receive a refund of the Deposit and all interest earned thereon.

      6. PURCHASE OF BONDS. At Closing the Seller shall sell to the Buyer for consideration of One Dollar ($1.00), all outstanding bonds from the Cherokee County, South Carolina Not Exceeding $50,000,000 Industrial Development Revenue Bonds, Series 1995 (Melville Corporation Project) (the "Industrial Revenue Bonds"). Such sale shall be made subject to Section 2.4 of the Indenture dated as of September 1, 1995 by and among Cherokee County, South Carolina, Melville Corporation, and First Union National Bank of South Carolina (the "Indenture"). Buyer shall succeed to all rights of Seller as IRB Purchaser pursuant to the terms of the Indenture. Seller represents and warrants that (a) it has the authority to transfer the Industrial Revenue Bonds; and (b) all Industrial Revenue Bonds transferred hereunder shall be free and clear of any liens and encumbrances.

      7. REPRESENTATIONS AND WARRANTIES.

            (a) Seller, to induce Buyer to enter into this Agreement and to complete the sale and purchase of the Property hereunder, represents, warrants and covenants to Buyer that:

                  (i) There are no existing leases, whether oral or written, affecting the Property (other than the Lease).

                  (ii) Simultaneously with the execution of this Agreement, Seller shall provide Buyer with all such information Seller has in its possession on the Property pertaining to plans and specifications for the Building, survey, information relating to environmental conditions of the Land and Building, inspection reports on the Building, subleases or contracts, recent tax bills.

                  (iii) Seller has not removed from the Property any of the FF&E that was located on the Property on June 28, 2004.

                  (iv) Attached hereto as Exhibit "C" is a true and complete copy of the Lease. The Lease has not been amended or supplemented in any way and represents the entire agreement between the parties thereto with regard to the Property. Neither Seller nor the County is in default of its respective obligations under the Lease. Seller has not received from the County any notice of default under the Lease that remains uncured.

                  (v) Except as set forth in the attached Schedule 7(a)(v) there are no leases, licenses, tenancies or other occupancy agreements, other than the Lease, affecting the Land, Building and FF&E or any portion thereof.

                  (vi) There are no service contracts affecting the Property to which Buyer will be bound.

                  (vii) To the best of Seller's knowledge, there are no contracts, agreements, leases or commitments, written or oral, affecting the Property or Seller's right, title and interest therein which would be binding upon Buyer or which would run with the Leasehold or the Land, other than those referred to in this Agreement and the Schedules hereto.

                  (viii) Except as set forth in the attached Schedule 7(a)(viii), there are no pending and, Seller has not received written notice of any threatened suits, actions, investigations or proceedings with respect to all or part of the Property (a) for condemnation or (b) alleging any violation of any applicable laws or regulations.

                  (ix) There are no labor union contracts affecting the Property.

            (b) Buyer, to induce Seller to enter into this Agreement and to complete the sale and purchase of the Property hereunder, represents, warrants and covenants to Seller as follows:

                  (i) Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Buyer, nor the consummation of the purchase, constitutes or will constitute a violation or breach of any constitutional provision, statute, law, rule, regulation, ordinance or resolution or any governing provisions applicable to the Buyer, or of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

                  (ii) There are no proceedings pending or, to the best of Buyer's knowledge, threatened, by or against Buyer in bankruptcy, insolvency or reorganization in any state or federal court.

                  (iii) Buyer is duly formed, validly existing and in good standing under the laws of the State of Delaware. Buyer has duly authorized, executed and delivered this Agreement.

            Each of the representations and warranties of Buyer and Seller set forth above shall be deemed remade by Buyer or Seller as appropriate as of Closing and shall survive Closing for thirty (30) days.

      8. CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer under this Agreement to purchase the Property from Seller is subject to the satisfaction at Closing of each of the following conditions (any one of which may be waived in whole or in part by Buyer in writing at or prior to Closing):

            (a) All of the representations and warranties by Seller set forth in this Agreement shall be true and correct at and as of Closing in all material respects as though such representations and warranties were made at and as of Closing, except for changes therein consented to by Buyer under the terms of this Agreement. Seller shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed on its part prior to or as of Closing.

            (b) Cherokee County shall have approved the transfer of the Lease on terms reasonably acceptable to Buyer.

            (c) At Closing, Seller shall deliver to Buyer duly executed originals of the following:

                  (i) An Assignment and Transfer of Lease ("Assignment and Transfer of Lease") (excluding Tract 2 of the Land) duly executed and acknowledged and in proper form for recording attached hereto as Exhibit B;

                  (ii) A quitclaim deed to Tract 2 of the Land duly executed and acknowledged and in proper form for recording (the "Quitclaim Deed");

                  (iii) A Nonforeign Person Certification in the form attached hereto as Exhibit "D", as required under Section 1445 of the Internal Revenue Code executed by Seller and legal title holder;

                  (iv) Certified Order of the Bankruptcy Court stipulating that the Buyer at the Auction Sale will take free and clear of all liens, claims and encumbrances, including, but not limited to, mechanics liens.

                  (v) A duly executed original estoppel certificate from the landlord under the Lease in a form reasonably acceptable to Buyer.

      9. EXAMINATION PERIOD. Buyer and its agents and contractors shall have a period of fifteen (15) business days from the date of this Agreement, but in no event later than September 3, 2004 (the "Inspection Period") to, upon prior notice to Seller and during business hours, enter upon and examine the Property and conduct such tests, surveys and studies as Buyer shall deem necessary to determine the suitability of the Property as to matters of (i) soils, (ii) zoning, (iii) conditions of the improvements, (iv) environmental conditions of the Property, (v) engineering review of the FF&E, (vi) title and survey, (vii) the Lease and (viii) the item described in Schedule 7(a)(viii). All materials related to Schedule 7(a)(viii) shall be delivered to Buyer within five (5) business days following execution of this Agreement. All tests, surveys and studies performed by or on behalf of the Buyer shall be made available to the Seller for distribution to potential bidders at the Auction Sale (hereinbelow defined) not less than ten (10) days prior to the Auction Sale. Buyer shall repair any damage to the premises caused by its entry and shall restore the property as nearly as practicable to its former condition. Buyer shall indemnify and hold Seller harmless from any damages or claims (including reasonable attorneys' fees) arising out of Buyer entry onto and examination of the premises. Prior to entering the Property in the Inspection period the Buyer shall demonstrate to Seller that it maintains not less than $3,000,000 in general liability insurance covering any and all actions performed by Buyer while on the Property. Should Buyer at its sole discretion determine that the Property is unsuitable for Buyer's intended use as a distribution facility for any of the allowed inspections provided above and delivers written notice of such to Seller or Seller's agent and to Escrow Agent within the fifteen (15) business day Inspection Period, all earnest money, including the Deposit and all interest earned thereon shall be refunded to Buyer within five (5) business days after receipt of such notice and neither Buyer nor Seller shall have any further obligations to the other.

      10. POSSESSION. Possession of the Property shall be given to Buyer at Closing, free of all rights of occupancy other than the Lease. The Assignment and Transfer of Lease, the Quitclaim Deed and the Bill of Sale shall be prepared by Seller at Seller's expense.

      11. APPORTIONMENTS; TAXES.

            (a) Real estate taxes, fees in lieu of taxes, Basic Rent and additional rent if any, under the Lease and other apportionable income and expenses paid or payable by Seller shall be apportioned pro rata on a per diem basis as of Closing. Taxes shall be apportioned based on the fiscal year of the taxing authority.

            (b) Seller shall endeavor to have the Sale Order provide that the transfer of the Property and the recording of any deeds shall be deemed exempt from state and local transfer taxes pursuant to 11 U.S.C. Section 1146(c), failing which, the transfer taxes and recording fees, if any, shall be paid by Buyer. Buyer shall be responsible for the cost of survey as well as costs of title search and title insurance.

      12. RISK OF LOSS. Seller shall bear the risk of all loss or damage to the Property from all causes except acts of Buyer until Closing. If there exists any such loss, Buyer's sole remedy shall be to (a) take the Property as provided in this Agreement subject to such loss and an assignment of Seller's rights under the insurance policy to the extent permitted by such policy, provided, however, if Seller cannot assign its rights under the insurance policy, then Seller will give Buyer a credit against the Purchase Price for the amount of proceeds collected under its insurance policy; or (b) at any time prior to (but not after) Closing, terminate this agreement and receive a refund of the Deposit and any interest accrued thereon, only if: (i) such loss materially adversely affects the operation of the Property or materially adversely affects the value of the property; or (ii) there is material damage to the material handling equipment and computer hardware at the Building; or (iii) the loss exceeds seven hundred fifty thousand dollars ($750,000.00). If there is a loss or casualty prior to Closing, Seller will not settle with its insurance company without Buyer's consent, such consent not to be unreasonably withheld or delayed.

      13. OPERATION OF THE PROPERTY PRIOR TO CLOSING. Prior to Closing, the Property shall be maintained in its present condition, reasonable wear and tear excepted. Without limiting the foregoing, after signing this Agreement and prior to Closing, Seller shall not remove any FF&E or take any actions that would affect title to the Property, or any portion thereof. Seller shall continue to maintain insurance on the Property through the Closing.

      14. NOTICE. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered (i) in person, (ii) by registered or certified mail, return receipt requested, (iii) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express), or (iv) by facsimile provided a copy is sent concurrently by one of the methods described in (i), (ii) or (iii) above, addressed as follows or at such other address of which Seller or Buyer shall have given notice as herein provided:

            If intended for Seller:

            Footstar Corporation
            Legal Department
            1 Crosfield Avenue
            West Nyack, NY 10994
            Attn: Maureen Richards
            Fax: 845-727-6661
            Phone: 845-727-6500

            With a copy to:

            Haynsworth Sinkler Boyd, P.A.
            75 Beattie Place
            Two Liberty Square, 11th Floor
            Greenville, South Carolina 29601
            Attn: J. Wesley Crum, III
            Fax: 864-240-3382

            If intended for Buyer:

            Neil Simon, Esq.
            FBE Limited
            111 Broadway, 20th Floor
            New York, New York 10006
            Fax: 212-732-1824

            with a copy to:

            Bea Drechsler, Esq.
            Kaye Scholer LLP
            425 Park Avenue
            New York, New York 10022
            Fax: 212-836-6760

            All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof only upon receipt by the party to whom such notice is sent. Notices by the parties may be given on their behalf by their respective attorneys.

      15. "AS IS" SALE AND RELEASE

            (a) Buyer hereby represents and warrants to Seller that, except as otherwise expressly set forth herein, in the Assignment and Transfer of Lease, the Quitclaim Deed, and the Bill of Sale (collectively the "Transfer Documents"), Buyer has not entered into this Agreement based upon any representation, warranty, statement or expression of opinion by Seller or any person or entity acting or allegedly acting for or on behalf of Seller with respect to Seller, the Property or the "Condition of the Property" (as hereinafter defined). Buyer acknowledges and agrees that, except for the covenants, representations and warranties of Seller expressly contained in the Transfer Documents, the Property shall be assigned and transferred or sold and conveyed (and accepted by Buyer at Closing) AS IS, WHERE IS, WITH ALL DEFECTS AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW. Except as expressly otherwise provided in the Assignment and Transfer of Lease and the Transfer Documents, Seller makes no representation, warranty or covenant, express, implied or statutory, of any kind whatsoever with respect to the Property, including, without limitation, representation, warranty or covenant as to title, survey conditions, use of the Property for Buyer's intended use, the condition of the Property, past or present use, development, investment potential, tax ramifications or consequences, compliance with law, present or future zoning, the presence or absence of hazardous substances, the availability of utilities, access to public road, habitability, merchantability, fitness or suitability for any purpose, or any other matter with respect to the Property (collectively, the "Condition of the Property"), all of which are, except as otherwise expressly provided in this Agreement, the Assignment and Transfer of Lease or the Quitclaim Deed, hereby expressly disclaimed by Seller. Except as otherwise expressly provided in the Transfer Documents, Buyer acknowledges that Seller has made no representation, warranty or covenant as to the Condition of the Property or compliance of the Property with any federal, state, municipal or local statutes, laws, rules, regulations or ordinances including, without limitation, those pertaining to construction, building and health codes, land use, zoning, hazardous substances or toxic wastes or substances, pollutants, contaminants, or other environmental matters.

            (b) Without limiting the above, Buyer on behalf of itself and its successors and assigns waives any rights to recover from, and forever releases and discharges, Seller, Seller's affiliates, the shareholders, directors, officers, employees and agents of Seller, and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), and any similar environmental state or local statutes, regulations, rules or requirements.

            (c) The provisions of this Section shall survive Closing and the delivery of the Assignment and Transfer of Lease and the Quitclaim Deed or any expiration or termination of this Agreement without limitation as to time.

16. MISCELLANEOUS.

            (a) Except as otherwise specifically provided in this Agreement, all representations and warranties contained in this Agreement shall terminate at Closing.

            (b) All times specified in this Agreement shall be of the essence of this Agreement. If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday on which financial institutions or post offices are generally closed in the state in which the Property is located.

            (c) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

            (d) Buyer shall not have the right to assign this Agreement without the prior written consent of Seller; provided, however, Buyer may assign this Agreement to an affiliate or in connection with a financing arrangement upon prior written notice to Seller, as long as such assignment does not adversely impact the timing of Closing hereunder, and further provided that any such assignee, either individually or together with Buyer, can demonstrate adequate assurance of future performance as contemplated by Section 365 of the Bankruptcy Code. The parties agree that for purposes of this Section 15(d), a "financing arrangement" shall include debt financing and other sources of capital as long as Buyer or its affiliate is the occupant of the Property. If Buyer is not the Lessee under the Lease, then any assignment hereunder shall be subject to the consent of Cherokee County or alternatively, an order of the Bankruptcy Court allowing such assignment of the Lease absent the approval of Cherokee County.

            (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and, to the extent herein permitted, assigns.

            (f) This Agreement, including the exhibits attached hereto and any deed delivered hereunder, contains the whole agreement as to the Property between Seller and Buyer and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise of any kind whatsoever concerning this sale and purchase. This Agreement shall not be altered, amended, changed or modified except in writing executed by the parties hereto.

            (g) This Agreement shall be construed in accordance with the laws of the state in which the Property is located.

            (h) Both parties to this Agreement having participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed, or any ambiguities within this Agreement resolved, against either party hereto.

            (i) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one original Agreement.

            (j) If the sale of the Property to Buyer fails to close by reason of a default by Buyer, the Deposit shall be paid to Seller as liquidated damages, as Seller's sole remedy for such default. If the sale of the Property to Buyer fails to close by reason of a default by Seller, then Buyer's sole and exclusive remedies shall be (i) to receive a full refund of the Deposit and to be released of any further obligations under this Agreement; or (ii) to seek specific performance of the obligation of Seller to transfer the Lease and the Property as contemplated herein and for Seller to reimburse Buyer for all reasonable attorneys fees and disbursements incurred by Buyer in connection therewith. The Bankruptcy Court shall have exclusive jurisdiction over any action seeking specific performance of the obligations of Seller under this Agreement.

            (k) Each of the parties represents and warrants to the other that except for W.C. Pinkard & Co., Inc. d/b/a Colliers Pinkard (the "Broker"), which is the real estate broker engaged by Seller, no real estate or similar broker has participated in these transactions and that no commission or fee will be payable to any such broker. Each of the parties agrees to indemnify the other for any breach of this paragraph (k), which agreement shall survive Closing and the delivery of the Assignment and Transfer of Lease and the Quitclaim Deed or any expiration or termination of this Agreement without limitation as to time.

            (l) Seller acknowledges and agrees that Buyer intends to contact some or all of the employees of Seller who are engaged in the operation and/or management of the Property and/or the business conducted therein in order to determine whether Buyer will employ any of such employees and Seller hereby consents to Buyer taking such actions, and/or employing such employees of Seller. Seller acknowledges and agrees that Buyer is not obligated to employ any such individuals.

            (m) Except as may be required by the Bankruptcy Court, from the date hereof and until the transaction contemplated by this Agreement is consummated, Seller shall not and shall cause its representatives and Affiliates not to, initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, any party (other than Buyer and its affiliates, agents and representatives) in connection with any sale or other disposition of the Property. Seller shall be permitted and have the responsibility and obligation to respond to any inquiries or offers to purchase all or any part of the Property and perform any and all other acts related thereto which are required under the Bankruptcy Code or other applicable law, including, without limitation, supplying information relating to Seller's business and the assets of Seller to prospective purchasers.

            (n) Venue and retention of Jurisdiction. Any and all actions or legal proceedings brought, arising out of, or relating to this Agreement shall be brought in the Bankruptcy Court and the Bankruptcy Court shall retain jurisdiction to determine any and all such actions or legal proceedings.

      IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be duly executed, under seal, as of Aug. 16, 2004.

Date: Aug. 16, 2004                SELLER:

/s/ LAZETTE KWIATKOWSKI            FOOTSTAR CORPORATION
------------------------
Witness

                                        /s/ STEPHEN R. WILSON
                                        -----------------------------
                                   By:  Stephen R. Wilson
/s/ MARC G. SCHUBACK               Its: Executive Vice President &
-----------------------                 Chief Administrative Officer
Witness

Date: Aug. 16, 2004

                                   BUYER:

                                   ADS LOGISTICS SERVICES - GAFFNEY LLC

                                   BY: ADS LOGISTICS SERVICES LLC, ITS MANAGING
                                       MEMBER

                                   BY: ADS PARTNERS CORP., ITS MANAGING
                                       MEMBER

                                        /s/ ALAN H. SCHECHTER
                                        -----------------------------
                                   By:  Alan H. Schechter
                                   Its: Vice President and Secretary

______________________________
Witness

______________________________
Witness

Date: ___________, 2004

STATE OF NEW YORK
                                                                   PROBATE

COUNTY OF ROCKLAND

      PERSONALLY appeared before me the undersigned witness, who, being duly sworn, says that (s)he saw Stephen R. Wilson, as Executive Vice President and Chief Administrative Officer of FOOTSTAR CORPORATION, a Texas corporation, sign, seal and deliver the above agreement or instrument, and that (s)he with the other witness named above witnessed the execution and delivery thereof as the act and deed of the said corporation.

                                          /s/ LAZETTE KWIATKOWSKI
                                          -----------------------
                                          (Signature of Witness)

SWORN to before me this 16th
day of August, 2004.

/s/ TRACY PEPLOWSKI
--------------------------------
Notary Public, State of New York
My commission expires: 12/10/05

STATE OF NEW YORK

                                                                    PROBATE

COUNTY OF NEW YORK

      PERSONALLY appeared before me the undersigned witness, who, being duly sworn, says that (s)he saw Alan H. Schechter, as Managing Member of ADS LOGISTICS SERVICES - GAFFNEY LLC , a limited liability company, sign, seal and deliver the above agreement or instrument, and that (s)he with the other witness named above witnessed the execution and delivery thereof as the act and deed of the said incorporated municipality.

                                                     /s/ Jacquelyn Coffee
                                                     ----------------------
                                                     (Signature of Witness)

SWORN to before me this 16th
day of August, 2004.

/s/ BARBARA A. SEGRIFF
---------------------------------
Notary Public, State of New York
My commission expires: 3/23/07

                                SCHEDULE 7(a)(v)

           LEASES AND AGREEMENTS AFFECTING THE LAND, BUILDING AND FF&E

Lease Agreement between Footstar Corporation and Raymond of New Jersey, LLC for the lease of material handling equipment.

                               SCHEDULE 7(a)(viii)

              PENDING SUITS OR ACTIONS WITH RESPECT TO THE PROPERTY

South Carolina Department of Transportation: Proposed Interchange Improvements at I-85/S.C. 18/Road S-82 in Cherokee County

                                   EXHIBIT "A"

                         LEGAL DESCRIPTION (THE "LAND")

                                   EXHIBIT "B"

                        ASSIGNMENT AND TRANSFER OF LEASE

                                   EXHIBIT "C"

                                      LEASE

                                   EXHIBIT "D"

                         NONFOREIGN PERSON CERTIFICATION

      Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Footstar Corporation ("Transferor"), the undersigned hereby certifies the following on behalf of
Transferor:

      1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and income tax regulations);

      2. The correct U.S. taxpayer identification number for Transferor is 75-1500359; and

      3. The correct office address for Transferor is: One Crosfield Avenue, West Nyack, NY 10994.

      Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

                                   FOOTSTAR CORPORATION

                                   _____________________________________________
                                   By: Marc G. Schuback
                                   Its: Vice President & Assistant Secretary
                                   Dated: As of the 28th day of  September, 2004